Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-146171, 333-112123, 333-113015, 333-88726, 333-74775, 333-75175, 333-89159, 333-40408 and 333-44298) and on Forms S-8 (File Nos. 333-144516, 133-149108, 333-80065, 333-80067, 333-80069, 333-67384, 333-67386 and 333-130454) of Alseres Pharmaceuticals, Inc. (formerly known as Boston Life Sciences, Inc.) and its subsidiaries of our report dated April 2, 2007 relating the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 31, 2010